UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

HEALTHCARE TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 998-3478
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 7, 2013, Healthcare Trust of America Holdings, LP (our “Operating Partnership”) executed an amendment to the unsecured credit agreement (the “Credit Agreement”) pursuant to its existing option to increase the principal amount of the revolving credit facility.  The amendment added Bank of Montreal to the Credit Agreement as an additional revolving loan lender and increased the revolving credit facility portion of the Credit Agreement by $75.0 million from $575.0 million to a maximum principal amount of $650.0 million.

Item 7.01	Regulation FD Disclosure.
On March 13, 2013, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) issued a press release announcing that it exercised an existing option to increase the revolving credit facility by $75.0 million from $575.0 million to $650.0 million. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated into this item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed “furnished” and not filed under Section 18 of the Securities Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 1 to Revolving Credit and Term Loan Agreement.
99.1	Press Release dated March 13, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

Date: March 13, 2013	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman